EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of the Oregon Steel Mills, Inc. Employee Stock Ownership plan on Form S-8 (File No. 33-26739) of our report dated January 19, 1996, on our audit of the consolidated financial statements and financial statement schedule of Oregon Steel Mills, Inc. and Subsidiaries as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand

Portland, Oregon
March 25, 1998